SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                             _________________________

                                      FORM 8-K

                                   CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  February 29, 1996

                               CHITTENDEN CORPORATION
                              (Exact name of Registrant
                               as specified in charter)

Vermont                                0-7974                  03-0228404
(State or other jurisdiction          (Commission            (IRS Employer of
incorporation)                        File Number)           Identification No.)

Two Burlington Square, Burlington, Vermont                     05401
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (802) 658-4000

                                     Not Applicable
                             (Former name or former address,
                              if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 29, 1996, the Company consummated the acquisition of Flagship Bank and Trust Company, an FDIC-insured, Massachusetts trust company ("Flagship"). Flagship stockholders received 1.20 shares of the Company for each share of Flagship.

The Company issued 1,386,100 shares of its common stock in connection with this transaction. The Company formed Chittenden Acquisition Bank, an FDIC-insured, Massachusetts trust company ("CAB") which served as the survivor institution in a merger of Flagship into CAB and the resulting company has been named Flagship Bank and Trust Company ("Resulting Flagship").

The terms of the transaction and a description of Flagship are included in the Company's Registration Statement on Form S-4, as amended, filed on November 22, 1995 (File Number 33-64527).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (a) It is impracticable to provide the required financial statements for Flagship at this time. The required financial statements will be filed as soon as practicable or by April 26, 1996.

 (b)   See preceding response.

 (c)   Exhibits

       The Plan of Merger is incorporated by reference herein to the Registration Statement on Form S-4, as amended, filed on November 22, 1995 (File Number 33-64527), as Exhibit 2.1.

       Attached as an Exhibit hereto is a copy of the Company's press release in connection with the consummation of the transaction.

Nancy Rowden Brock
Chief Financial Officer
(802) 660-1561
March 1, 1996
FOR IMMEDIATE RELEASE                                    40/96

CHITTENDEN COMPLETES ACQUISITION OF FLAGSHIP

Burlington, VT -- Chittenden Corporation (NASDAQ:CNDN) today announced that yesterday, February 29, it completed the acquisition of Flagship Bank and Trust Company, a commercial bank with headquarters in Worcester, Massachusetts. Flagship had total assets and stockholders' equity of $274 million and $17 million, respectively, at December 31, 1995. In the transaction, Flagship stockholders receive 1.2 shares of Chittenden stock for each share of Flagship they own. The total number of shares of Chittenden stock outstanding increases by 1.3 million, to 9.6 million after the acquisition. Based on the closing price of Chittenden on February 29, 1996, the market value of the shares exchanged totals $35.2 million. The acquisition is being accounted for as a pooling.

The Flagship stockholders overwhelmingly approved the transaction and the final required regulatory approval was obtained on February 22, 1996. Flagship Bank and Trust Company will continue to operate under the same name and management team.

Paul A. Perrault, Chittenden's President and Chief Executive Officer, expressed enthusiasm over the combination. "Flagship is a high quality banking organization whose philosophy mirrors that of Chittenden," Perrault stated. He further stated, "The resources and depth Chittenden brings to this transaction will expand the scope of activity Flagship will be able to undertake in its marketplace."

Flagship's President and CEO Donald J. McGowan said, "This is a good match for both banks. Chittenden offers strength in areas such as trusts, investments, and asset-based lending; Flagship is one of the region's most active small business lenders and the central location of the Worcester marketplace is ideal."

This is the second bank acquisition for Chittenden in Massachusetts. Chittenden acquired The Bank of Western Massachusetts, whose headquarters are in Springfield, in March 1995.

Chittenden is a bank holding company with headquarters in Burlington, Vermont. Chittenden's assets were $1.8 billion at December 31, 1995, including the effect of this transaction. Its subsidiary banks are Chittenden Bank, The Bank of Western Massachusetts, and Flagship Bank and Trust Company.
Chittenden offers a broad range of financial products and services, including deposit accounts and services; consumer, commercial, and public sector loans; and investment and trust services to individuals, businesses, and the public sector.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHITTENDEN CORPORATION
(Registrant)

BY:   s/F. Sheldon Prentice
        F. Sheldon Prentice, Esq.
        Secretary

DATE:  March 6, 1996